EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



February 14, 2003



Innovative Financial Resources, Inc.
101 S. 5th Street, Suite 2400
Louisville, KY 40202



Mr. Curtsinger:


We are unable to complete the review of the financial statements of Innovative Financial Resources, Inc., as of December 31, 2002 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review. Thank you for your consideration.



Sincerely,

/s/ Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.



SHD/dhl